EXHIBIT 10.113
           SEPARATION, RELEASE AND INDEMNITY AGREEMENT

      This Separation, Release and Indemnity Agreement (this "Agreement") is made as of the dates executed below, to be effective eight (8) working days after notarized signatures as provided below, and is made by and between Electrosource, Inc. ("Electrosource) or "the Corporation"), a Delaware corporation with its principal offices at 3800 "B" Drossett Drive, Austin, Texas 78744-1131, and Michael L. Weinstein ("Weinstein") an individual residing at 1190 Laurel Loop, NE, Albuquerque, New Mexico 87122. So that Electrosource and Weinstein may each obtain the benefits given under this Agreement, Weinstein on his own behalf, and on behalf of his heirs and assigns, and Electrosource enter into this Agreement and agree as follows:

1.   RECITALS

      (a) In a letter and Clarifying Memorandum dated, October 11, 1994, from Michael G. Semmens, President and Chief Executive Officer of Electrosource to Michael L. Weinstein (hereinafter "the Employment Agreement"), Weinstein was offered and accepted a position as Vice President and Special Assistant to the Chairman of the Board with responsibilities for capital fundraising, interacting with the Customer Relations and Marketing Organization of Electrosource and performing other duties as assigned;

      (b) On or about August 3, 1995, Electrosource made a payment to Weinstein in the gross amount of $48,653.85 and on August 4, 1995, another payment in the gross amount of $25,926.70 respectively. Electrosource asserts that all and/or a portion of these payments constituted advance severance payments of Electrosource pursuant to Weinstein's October 11, 1994, Employment Agreement and satisfaction of other liabilities or obligations pursuant to that Employment Agreement while Weinstein asserts that the monies constitute a bonus;

      (c) Weinstein's employment with Electrosource ended on Friday, September 15, 1995, and, Weinstein ceased to be an officer of the corporation and to hold any positions of authority with the Company effective that date;

     (d) Electrosource and Weinstein now desire to confirm their mutual agreements with respect to the cessation of Weinstein's employment with Electrosource and all positions of authority with the Company and to resolve all outstanding issues between them;

     (e) Weinstein has been advised he will be given a period of time of at least twenty-one (21) days, to review this Separation, Release and Indemnity Agreement ("Agreement") prior to executing it and has been advised by Electrosource to seek legal advice from an attorney of his choice prior to signature and Weinstein has in fact secured legal counsel;

     (f) Weinstein has made a purely voluntary decision to elect the benefits under this Agreement which are substantially in excess of the payments made to departing employees; and

      (g)   Each  of the parties acknowledges that  each  of  the
agreements  and  obligations  of each  of  the  parties  to  this
Agreement   is   supported  by,  good,  valuable   and   adequate
consideration.

2.   SEPARATION DATE

      (a) Weinstein's employment as an officer and employee of Electrosource ended on September 15, 1995 (the "Separation
Date"), and Weinstein has no authority to act on behalf of the Corporation after that date; and

      (b) Weinstein agrees not to seek employment with nor to be employed by Electrosource after September 15, 1995, nor shall he represent to any party that he is an Electrosource officer, employee or agent after that date.


3.   RELEASE OF ELECTROSOURCE AND AFFILIATES

      In accepting the consideration noted in Paragraph 5 below, Weinstein, on behalf of himself, his heirs and assigns, agrees to and hereby does release, acquit and forever discharge Electrosource and its current and former officers, directors, employees, agents, shareholders, subsidiaries, attorneys affiliates, successors and assigns (collectively, "the
Affiliates") from any and all claims, counterclaims, debts, liabilities, demands, actions causes of action, suits, expenses and liabilities of every kind and character whether suspected or unsuspected, whether known or unknown, whether now existing or hereinafter arising, whether arising in tort or in contract, by statute or by legislation, or otherwise express or implied, whether at law or in equity, and whether fixed or contingent, which Weinstein ever had or now has or may have or claim to have against any one or more of the Affiliates, jointly and severally or jointly or severally including without limitation, any and all claims and liabilities arising out of or in connection with his Employment Agreement, his employment, the termination of an/or separation from his employment by Electrosource, and any and all entitlement to severance pay or other monies including reasonable attorney fees, expenses or any other equitable or monetary relief (hereinafter "Claims"). Weinstein hereby promises not to file any lawsuit against the Electrosource or its Affiliates to assert any such Claims. This release includes, but is not limited to, any Claims arising under any employment relations or wage payment laws, any Claims arising under any federal, state, or local law or regulation or executive order that prohibit discrimination on account of age, sex, race, color, sexual orientation, national origin, religion, handicap, disability or veteran status, including claims under the Civil Rights Act of 1991 and the Age Discrimination in Employment Act of 1967, as amended, to the date of this Agreement, any Claims arising under federal or state securities laws, any wrongful termination Claims at law or in equity, in contract or in tort whether known or unknown. This release does not have any effect on (i) statutory indemnification rights Weinstein enjoys as a corporate officer under Section 145(c) of the General Corporate Law of the State of Delaware or
(ii) on any future claim Weinstein may have against Electrosource that is solely with respect to, or that arises solely out of, any act by the Corporation that takes place after the date of execute of this Agreement, including any claim against Electrosource for breach of its obligation to pay the salary and benefits described in Paragraph 5 below. This release does extend to and include, however, without limitation, any present or future consequences, damages or injuries, or Claims with respect thereto, arising or that may arise out of any events that occurred on or before the date of execution of this Agreement.

4.   RELEASE OF WEINSTEIN

     In consideration of the promises and representations made by Weinstein under this Agreement, Electrosource on behalf of itself and its successors and assigns, hereby releases Weinstein from any and all known claims, known counterclaims, known debts, known liabilities, known demands, known actions, known causes of action, known suits, know expenses and known liabilities through the date of execution of this Agreement.

5.   PAYMENT TO WEINSTEIN

      In full consideration of Weinstein signing this Agreement and for the promises contained herein, Electrosource, on behalf of itself and its Affiliates hereby agrees to pay Weinstein as follows:

      (a) No later than eight (8) working days after Weinstein and his spouse have executed this Agreement in the presence of a notary provided Weinstein has not exercised in the interim his revocation rights under paragraph 13 of this Agreement, Electrosource, on behalf of itself and its Affiliates shall pay to Weinstein in one lump sum in certified funds the gross amount of FIFTY-SIX THOUSAND AND NO/100 DOLLARS ($56,000.00) less applicable taxes and withholding resulting in a net amount of THIRTY-NINE THOUSAND FIVE HUNDRED AND EIGHT AND NO/100 DOLLARS ($39,508.00). All monies due under this Agreement shall be delivered to Weinstein's attorneys, Small Craig & Werkenthin, P.C., at 100 Congress Avenue, Suite 1100, Austin, Texas 78701.

      (b) Until his Separation Date, Weinstein was a participant in a group life insurance plan of Electrosource. Weinstein's group coverage terminated September 15, 1995. Weinstein shall have the right, on his timely payment of premiums to convert his life insurance coverage to a permanent life individual policy pursuant to the terms and time limits of the group policy's conversion provision. Electrosource has requested a copy of the continuation form and shall forward it to Weinstein on or before the effective date of this Agreement. Weinstein acknowledges receipt of the conversion form(s) and agrees that once received, completion and mailing of the appropriate forms and timely payment of all premium is his sole responsibility.

      (c)  Until his Separation Date, Weinstein was a participant
in   a   group   disability  insurance  plan  of   Electrosource.
Weinstein's group disability coverage terminated September 15, 1995, and there is not right of conversion on this policy.

      (d) Electrosource has paid to Weinstein, sixty (60) hours of accrued and unused vacation pay in the gross amount of FOUR THOUSAND ONE HUNDRED FIFTY-FIVE AND 91/100 DOLLARS ($4,155.91) and final wages for September 10-15, 1995, in the gross amount of TWO THOUSAND SEVEN HUNDRED SIXTY-NINE AND 20/100 DOLLARS ($2,769.20). Weinstein acknowledges and agrees that Electrosource has paid him all vacation pay and final wages that he is due.

      (e) Weinstein was offered and declined the opportunity to participate in the 401(k) Plan of Electrosource and its group health and dental plans. Weinstein acknowledges and agrees that has (i) no vested monies in the 401(k) Plan of Electrosource and
(ii) no continuation rights to group health or dental coverage under Electrosource plans.

       (f)    Pursuant  to  Plan  terms  and  applicable   I.R.S.
regulations, Weinstein is a participant in that certain 1994 Stock Option Plan of Electrosource, Inc. ("the Plan") dated
November 2, 1994, attached hereto as Exhibit A-1, and an Incentive Stock Option Agreement dated November 16, 1994 for 75,000 shares at a strike price of $3.50, 25,000 of which Weinstein has the present right to exercise, attached hereto as Exhibit A-2, and an Incentive Stock Option Agreement dated May 31, 1995, for 11,107 shares at a price of $3.375 per share attached hereto as Exhibit A-3 and a Non-Incentive Stock Option Agreement also dated May 31, 1995, for 18,891 shares at a price of $3.375 per share, attached hereto as Exhibit A-4. Weinstein has no present right to exercise the shares in either of the May 31, 1995, options described herein.

      (g) Electrosource has leased office space at 3900 Juan Tabo, N.E., Suite 7, in Albuquerque, New Mexico. On execution of an appropriate assignment and assumption and payment of all leasehold responsibilities by Weinstein, Electrosource will permit Weinstein to continue to utilize this space at his sole expense from September 16, 1995, forward, provided the lessor of the premises agrees. Electrosource agrees to work in good faith to effect the transfer as promptly as possible after the effective date of this Agreement. The telephone number of the space, (505) 298-1800, shall not be transferred to Weinstein by Electrosource.

      (h) Weinstein has submitted business expense reimbursement requests in amounts not to exceed $150.00. Electrosource agrees to reimburse Weinstein for these expenses in accordance with the Corporation's normal business expense reimbursement practices no later than the effective date of this Agreement.

6.   NO OTHER PAYMENTS

      Except as specifically described in Paragraph 5, Weinstein shall not be entitled to, and hereby waives any Claims with respect to, any other salary, bonuses, costs, severance payments, referral payments, monies, business expenses, options, property, benefits, attorneys' fees, vacation payments or other considerations from Electrosource and/or its Affiliates.

7.   NONASSIGNMENT

       Weinstein and his spouse, Bonnie L. Weinstein, each represent and warrant that he or she has not pledged, transferred or assigned to any party or otherwise encumbered any Claims each may have against Electrosource or its Affiliates, that no other person, organization or entity has any interest in any Claims settled hereby, and that Weinstein and Bonnie L. Weinstein each has full power and authority to enter into and perform under this Agreement.

8.   NONADMISSION

     Weinstein acknowledges and agrees that this Agreement is not and shall not be construed to be an admission by Electrosource of any violation of any federal, state or local law or regulation or of any duty owed by any one or more of Electrosource and its Affiliates to Weinstein and that his execution of this Agreement is a voluntary act to provide an amicable conclusion to Weinstein's employment relationship with Electrosource.

9.   CONFIDENTIALITY

      Weinstein agrees that he will maintain the confidentiality of any and all confidential information that he has received by virtue of his employment with Electrosource and will refrain from using such information or disclosing it to anyone other than Electrosource or its designees. For purposes of this Agreement, confidential information is information which Electrosource or its Affiliates endeavor to keep confidential, including, without limitation, employee lists, the terms of contracts and policies, marketing plans, products and/or program designs, products, technology, trade secrets, proprietary and financial information, and any information provided by a third party to any one or more of Electrosource or its Affiliates in confidence. Weinstein agrees that on execution of this Agreement or otherwise upon request of the Electrosource, he will return to Electrosource any records in his possession containing confidential information of Electrosource or records that are the property of Electrosource or of any of its Affiliates.

10.  NO CHARGES

     Weinstein represents that he has not filed any complaints or charges against Electrosource or its Affiliates with the Equal Employment Opportunity Commission, the Texas Commission on Human Rights, the New Mexico Commission on Human Rights, or with any other local, state or federal agency or court, that Weinstein will not do so at any time hereafter, and that if any such agency or court assumes jurisdiction of any complaint or charge against Electrosource on behalf of Weinstein, he will request such agency or court to withdraw immediately from the matter.

11.  NONDISCLOSURE

      Weinstein hereby agrees that neither Weinstein nor any person, organization, or entity acting on his behalf will communicate or permit to be communicated, either directly or indirectly, any information regarding the financial or other terms of this Agreement except to his counsel, his accountant, governmental agencies, or to any court involved in any action brought by either party to enforce the terms of this Agreement.

12.  OWBPA COMPLIANCE

      Weinstein acknowledges that he has read and understands all of the terms of this Agreement. Weinstein acknowledges that he has been informed he may have at least twenty-one (21) days to consider this Agreement prior to his executing it and that Electrosource has advised Weinstein to consult with an attorney of his choice prior to executing this Agreement. Weinstein acknowledges that he signs this Agreement in exchange for the consideration to be given to him which Weinstein acknowledges is adequate and satisfactory, and that neither Electrosource nor any of its Affiliates have made any representations to Weinstein concerning the terms or effects of this Agreement other than those contained in this Agreement. Weinstein acknowledges and agrees that if he signs this Agreement prior to the twenty-one
(21) day period he has freely and voluntarily waived his rights under O.W.B.P.A. for the longer time period stated above.

13.  REVOCATION

      Weinstein may revoke this Agreement within seven (7) days after he signs it, and this Agreement shall be of no force or effect with respect to either Electrosource or Weinstein until this seven (7) day period has expired. Any revocation must be in writing, signed by Weinstein and received by Electrosource by 5:00 p.m. on the seventh day after this Agreement has been signed by Weinstein to be effective. Such revocation must be sent by certified mail as provided by paragraph 22 or hand-delivered to the same address as the address to which this Agreement is to be sent or delivered, which address is:

          Electrosource, Inc.
          ATTN:  Mr. James Rosel, General Counsel
          3800 "B" Drossett Drive
          Austin, TX  78744-1131

14.  CORPORATION RECORDS, FILES, AND OTHER ASSETS

      Weinstein agrees to leave with, and promptly turn over to, the Corporation at its offices in Travis County, Texas, any and all records (including financial and client records), books of account, client files and materials, computer files, keys, credit cards beepers, portable phones, furniture, fixtures, equipment, and other assets of the Corporation now in the possession and control of Weinstein; provided, however, that Weinstein shall be entitled to keep and retain his personal letters, files, and records maintained by Weinstein as an employee and officer of the Corporation. If Aaron Rents agrees, and upon appropriate payment and execution of all documents, Weinstein may continue to rent the office furniture in the lease space described in paragraph 5(g) at his sole expense from September 16, 1995, forward.

15   OTHER REPRESENTATIONS

      (a) Weinstein agrees that the Corporation shall have the right, from time to time, to communicate the fact of Weinstein's separation from employment with the Corporation to such employees, clients, and other persons, and in such truthful manner as the Corporation in its sole discretion deems appropriate; and

      (b) The Corporation agrees that Weinstein shall have the right, from time to time, to communicate the fact of Weinstein's separation from employment with the Corporation in such truthful manner as Weinstein in his sole discretion deems appropriate.

16.  SPOUSE'S SIGNATURE

       This Agreement has been executed below y Bonnie L. Weinstein, the spouse of Weinstein, in order to evidence her consent to and joinder in the execution and delivery by Weinstein of this Agreement, and by so executing this Agreement, she shall be bound to all of the terms hereof to the extent of any interest, community or otherwise, in any of the property or assets of Weinstein, including, without limitation, the payment described in paragraph 5(a).

17.  SEVERABILITY

      If any provision of this Agreement, or the application thereof to any party or under any circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.  COMPLETE AGREEMENT

     This Agreement, together with attached Exhibits A-1, A-2, A-3, and A-4 contains the entire Agreement of the parties with respect to the subject matter hereof, supersede any prior or contemporaneous discussions and agreements and may be modified only by a written instrument duly executed by all parties hereto. Weinstein has carefully read and fully understands all the provisions of this Agreement and acknowledges that he has not relied upon any representations or statement, written or oral, not set forth in this Agreement.

19.  GOVERNING LAW

      It is understood and agreed that this Agreement is made and entered into in the State of Texas and shall be governed by, construed and enforced in accordance with, ad subject to, the laws of the State of Texas and is performable in Travis County, Texas. The parties agree that any actions to enforce this Agreement or relating to Weinstein's employment or the termination of such employment with Electrosource shall be brought in Travis County, Texas.

20.  ATTORNEYS' FEES

      In the event of any suit, action, or proceeding between the parties with respect to this Agreement, including, without limitation, any suit to enforce, interpret, or construe this Agreement or seeking of declaration of rights and/or remedies available hereunder or damages for the breach hereof, the prevailing party or parties in any such action shall be entitled to recover from the non prevailing party or parties reasonable attorneys' fees, expenses, and court costs.

21.  NOTICES

      All notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed given upon the first to occur on either (a) actual delivery to the party charged with such notice, or (b) deposit in the United States mail, certified mail, return receipt requested, postage prepaid, in an envelope or of the container addressed to the party charged with such notice at the address for such party set forth below:

          Corporation:        Electrosource, Inc.
                              3800 "B" Drossett Drive
                              Austin, TX  78744-1131
                              Attention:  James Rosel

          Weinstein:          1190 Laurel Loop, NE
                              Albuquerque, New Mexico  87122

22.  BINDING EFFECT

      This  Agreement shall be binding upon Weinstein, Bonnie  L.
Weinstein, and each of their respective heirs, and assigns and Electrosource and its assigns.

23.  COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

24.  REPRESENTATIONS

      The representations, warranties, and agreements of the parties contained in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates stated below in 1995, consisting of 17 pages and Exhibits A-1, A-2, A-3, and A-4, to be effective the eighth working day after Weinstein has executed this Agreement in the presence of a notary, provided he has not revoked his acceptance in the interim, as provided in paragraph 13.

                         ACKNOWLEDGMENT

      I hereby verify that the foregoing Separation, Release and Indemnity Agreement is true and correct to the best of my knowledge.
                                   ELECTROSOURCE, INC.

                              By:            /s/
                                   MICHAEL G. SEMMENS as
                                   CHIEF EXECUTIVE OFFICER AND
                                   AND CHAIRMAN OF THE BOARD
THE STATE OF TEXAS

COUNTY OF TRAVIS

       BEFORE ME, the undersigned Notary Public, personally appeared MICHAEL G. SEMMENS, as Chief Executive Officer and Chairman of the Board of Electrosource, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the instrument for the purposes and consideration therein expressed; that he executed the instrument as his free and voluntary act and deed after reading it fully and having conferred with his attorney; that the instrument was executed by him without any threat, force, fraud or duress; and that MICHAEL G. SEMMENS, at the time of the execution of this Separation, Release and Indemnity Agreement, was completely sober, sane and capable of understanding the character of his acts and deeds and was in complete control of his faculties and capable of executing this instrument and understanding the significance of his acts.

      Given  under my hand and seal of office this  22nd  day  of
September, 1995
                                                   /s/
                                   NOTARY PUBLIC, STATE OF TEXAS

                                   Audrey T. Dearing
                                   (Printed name of notary)

                                   8/31/1996
                                   Date commission expires

                         ACKNOWLEDGMENT

      I hereby verify that the foregoing Separation, Release and Indemnity Agreement is true and correct to the best of my knowledge.

                                   MICHAEL L. WEINSTEIN
                              By:            /s/
                                   MICHAEL L. WEINSTEIN

THE STATE OF NEW MEXICO

COUNTY OF BERNALILLO

       BEFORE ME, the undersigned Notary Public, personally appeared MICHAEL L. WEINSTEIN, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the instrument for the purposes and consideration therein expressed; that he executed the instrument as his free and voluntary act and deed after reading it fully and having conferred with his attorney; that the instrument was executed by him without any threat, force, fraud or duress; and that MICHAEL L. WEINSTEIN, at the time of the execution of this Separation, Release and Indemnity Agreement, was completely sober, sane and capable of understanding the character of his acts and deeds and was in complete control of his faculties and capable of executing this instrument and understanding the significance of his acts.

      Given under my hand and seal of office this 23 day of September, 1995

                                              /s/
                              NOTARY PUBLIC, STATE OF NEW MEXICO

                              Myra Jordan
                              (Printed name of notary)

                              June 30, 1999
                              Date commission expires

                         ACKNOWLEDGMENT

      I hereby verify that the foregoing Separation, Release and Indemnity Agreement is true and correct to the best of my knowledge.
                                   BONNIE L. WEINSTEIN

                              By:            /s/
                                   BONNIE L. WEINSTEIN


THE STATE OF NEW MEXICO

COUNTY OF BERNALILLO

       BEFORE ME, the undersigned Notary Public, personally appeared BONNIE L. WEINSTEIN, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the instrument for the purposes and consideration therein expressed; that she executed the instrument as her free and voluntary act and deed after reading it fully and having conferred with her attorney; that the instrument was executed by her without any threat, force, fraud or duress; and that BONNIE L. WEINSTEIN, at the time of the execution of this Separation, Release and Indemnity Agreement, was completely sober, sane and capable of understanding the character of her acts and deeds and was in complete control of her faculties and capable of executing this instrument and understanding the significance of her acts.

      Given under my hand and seal of office this 23 day of September, 1995

                                              /s/
                              NOTARY PUBLIC, STATE OF NEW MEXICO

                              Myra Jordan
                              (Printed name of notary)

                              June 30, 1999
                              Date commission expires